As filed with the Securities and Exchange Commission on January 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scilex Holding Company

(Exact name of registrant as specified in its charter)

Delaware	92-1062542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

(Address of Principal Executive Offices) (Zip Code)

Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan

Scilex Holding Company 2019 Stock Option Plan, as amended

(Full titles of the plans)

Jaisim Shah

Chief Executive Officer & President

960 San Antonio Road

Palo Alto, CA 94303

(650) 516-4310

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Elizabeth A. Razzano, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Scilex Holding Company, a Delaware corporation (the “Company”), relating to (i) 23,572 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon exercise of outstanding stock options previously granted under the Scilex Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “2017 Plan”), and (ii) 12,593,237 shares of the Company’s Common Stock issuable upon exercise of outstanding stock options previously granted under the Scilex Holding Company 2019 Stock Option Plan, as amended (the “2019 Plan”), both of which options were assumed by the Company in connection with the business combination effected on November 10, 2022 (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2022 (as amended, restated or supplemented from time to time, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022) (the “Merger Agreement”), by and among the Company (formerly known as Vickers Vantage Corp. I), Vantage Merger Sub Inc., our then-wholly owned subsidiary, and the pre-Business Combination Scilex Holding Company (now named Scilex, Inc.).

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

Scilex Holding Company

Reoffer Prospectus

12,616,809 Shares of Common Stock Offered by Selling Stockholders

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 12,616,809 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Scilex Holding Company, a Delaware corporation (the “Company”, “we”, “us”, “our”). This Reoffer Prospectus covers shares of Common Stock issuable to the Selling Stockholders pursuant to awards of stock options under the Scilex Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the Scilex Holding Company 2019 Stock Option Plan (the “2019 Plan”). Specifically, this Reoffer Prospectus covers (i) 23,572 shares of Common Stock that are issuable upon exercise of outstanding stock options previously granted under the 2017 Plan; and (ii) 12,593,237 shares of Common Stock that are issuable upon exercise of outstanding stock options previously granted under the 2019 Plan. If, subsequent to the date of this Reoffer Prospectus, we grant or issue additional equity awards or shares to the Selling Stockholders or to other affiliates under the 2017 Plan or the 2019 Plan, we may supplement this Reoffer Prospectus to reflect the issuance of such additional equity awards or shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them under the 2017 Plan or 2019 Plan. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive officers, each of whom may be considered an “affiliate” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 13 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to the stock options granted to the Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On January 13, 2023, the last reported sales price per share of our Common Stock was $7.60.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and future filings with the Securities and Exchange Commission (the “SEC”).

We may amend or supplement this Reoffer Prospectus from time to time by filing amendments or supplements as required. You should read this Reoffer Prospectus, together with additional information described under the heading “Where You Can Find More Information”, and any amendments or supplements carefully before you invest in any of our securities.

Investing in our Common Stock involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this Reoffer Prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Reoffer Prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is January 17, 2023.

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (this “Registration Statement”), including exhibits, under the Securities Act, with respect to the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and our exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which have been filed by the Company with the SEC, are hereby incorporated by reference into this Registration Statement of which this Reoffer Prospectus forms a part by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 16, 2022, for the fiscal quarter ended June 30, 2022 filed with the SEC on August 12, 2022 and for the fiscal quarter ended September 30, 2022 filed with the SEC on November 4, 2022;

(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on January  7, 2022, March  21, 2022, April  11, 2022 (and the subsequent amendment thereto filed on Form  8-K/A on April 11, 2022), May  23, 2022, July  5, 2022, September  14, 2022, October  18, 2022, October  31, 2022, November  9, 2022, November  17, 2022, November  18, 2022, January  9, 2023, and January 17, 2023;

(d)

The Registrant’s prospectus dated December 27, 2022, filed with the SEC on December 27, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-268603), relating to the Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on  November 30, 2022 (as amended on  December 20, 2022), including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such prospectus; and

(e)

The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on November 30, 2022 (as amended on December 20, 2022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attn: Chief Executive Officer & President

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Reoffer Prospectus may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus titled “Risk Factors,” our periodic filings with the SEC and the following:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger pharmaceutical companies that have greater resources, technology, relationships and/or expertise

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy; and

•	the impact of the COVID-19 pandemic and other similar disruptions in the future.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continuing COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this Reoffer Prospectus to “Scilex”, “the Company”, “the Registrant”, “we”, “us”, “our” or similar references mean Scilex Holding Company, formerly known as Vickers Vantage Corp. I (“Vickers”), and its consolidated subsidiaries. References to “Legacy Scilex” refer to the private Delaware corporation that is now our wholly owned subsidiary, named Scilex, Inc. (formerly known as Scilex Holding Company).

Scilex Holding Company

On November 10, 2022 (the “Closing Date”), Vickers consummated the previously announced Business Combination pursuant to the terms of the Merger Agreement, by and among Vickers, Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Vickers (“Merger Sub”), and Legacy Scilex.

Pursuant to the Merger Agreement, (i) prior to the closing, Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name from Vickers Vantage Corp. I to “Scilex Holding Company.”

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We believe that our innovative non-opioid product portfolio has the potential to provide effective pain management therapies that can have a transformative impact on patients’ lives. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

We are focused on developing and commercializing innovative non-opioid therapies that will provide safe, substantial and localized pain relief for large market opportunities. The following chart illustrates our current commercial product and novel product candidates, for which we have worldwide commercialization rights, except with respect to Japan for ZTlido and SP-103.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this Reoffer Prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 12,616,809 shares of Common Stock issuable to the Selling Stockholders pursuant to awards and obligations assumed and/or granted under the 2017 Plan or the 2019 Plan. If, subsequent to the date of this Reoffer Prospectus, we grant or issue additional awards or shares to the Selling Stockholders or to other affiliates under the 2017 Plan or the 2019 Plan, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them under the 2017 Plan or the 2019 Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Lock-Up Restrictions

The shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this Reoffer Prospectus are subject to certain lock-up restrictions pursuant to the form of option agreement for each of the 2017 Plan and 2019 Plan, which provide that, by exercising their option, the Selling Stockholders will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of Common Stock or other securities of the Company held by them, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation, subject to certain exceptions. The Company’s registration statement on Form S-4 (File No. 333-264941), initially filed with the SEC on May 13, 2022, as subsequently amended, was declared effective by the SEC on October 28, 2022. Accordingly, the foregoing lock-up restriction will expire on April 26, 2023.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under the heading “Risk Factors” starting on page 9 in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on December 27, 2022, in connection with our registration statement on Form S-1 (File No. 333-268603), together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The description of the Company’s common stock contained in its Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on November 30, 2022 (as amended on December 20, 2022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of January 13, 2023 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o 960 San Antonio Road, Palo Alto, CA 94303.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Position with Company	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Shares of Common Stock Offered for Resale in this Offering(2)		Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After Resale(1)(3)
Jaisim Shah	Chief Executive Officer, President and Director	8,838,544	(4)	9,753,333	(5)	—	—
Henry Ji, Ph.D.	Executive Chairperson and Director	1,989,380	(4)	2,031,708	(6)	—	—
Elizabeth A. Czerepak	Executive Vice President, Chief Business Officer, Chief Financial Officer and Secretary	345,167	(4)	404,098	(7)	—	—
Tien-Li Lee, M.D.	Director	427,670	(8)	427,670	(8)	—	—

TOTAL				12,616,809

*	Represents beneficial ownership of less than 1%.
(1)

Beneficial ownership and percentages are based on 141,598,856 shares of our capital stock issued and outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)

The number of shares of Common Stock reflects all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(3)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the stock options relating to the shares being offered.

(4)	Consists solely of shares of Common Stock issuable upon exercise of stock options granted pursuant to the 2019 Plan that are exercisable within 60 days of the Determination Date.
(5)

Consists of: (a) 8,126,836 shares of Common Stock issuable upon exercise of a stock option granted to Mr. Shah pursuant to the 2019 Plan, of which 7,957,526 shares of Common Stock are exercisable within 60 days of the Determination Date, whereby 25% of the shares vested on March 18, 2020, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Plan) through each vesting date; and (b) 1,626,497 shares of Common Stock issuable upon exercise of a stock option granted to Mr. Shah pursuant to the 2019 Plan, of which 881,018 shares of Common Stock are exercisable within 60 days of the Determination Date, whereby 25% of the shares vested on December 21, 2021, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Plan) through each vesting date.

(6)

Consists of 2,031,708 shares of Common Stock issuable upon exercise of a stock option pursuant to the 2019 Plan granted to Dr. Ji pursuant to the 2019 Plan, of which 1,989,380 shares of Common Stock are exercisable within 60 days of the Determination Date, whereby 25% of the shares vested on March 18, 2020, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Dr. Ji providing continuous service (as defined in the 2019 Plan) through each vesting date.

(7)

Consists of 404,098 shares of Common Stock issuable upon exercise of a stock option granted to Ms. Czerepak pursuant to the 2019 Plan, of which 345,167 shares of Common Stock are exercisable within 60 days of the Determination Date, whereby 1/48th of the shares vested on October 23, 2019, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Ms. Czerepak providing continuous service (as defined in the 2019 Plan) through each vesting date.

(8)

Consists of: (a) 23,572 shares of Common stock issuable upon exercise of stock options granted to Dr. Lee pursuant to the 2017 Plan, all of which are exercisable within 60 days of the Determination Date, whereby 25% of the shares vested on November 26, 2019, and 1/48th of the total amount of the shares vested each month thereafter, subject to Dr. Lee providing continuous service (as defined in the 2017 Plan) through each vesting date; and (b) 404,098 shares of Common stock issuable upon exercise of stock options granted pursuant to the 2019 Plan, all of which are exercisable within 60 days of the Determination Date, whereby 1/48th of the shares vested on December 26, 2018, and 1/48th of the total amount of the shares vested each month thereafter, subject to Dr. Lee providing continuous service (as defined in the 2019 Plan) through each vesting date.

Other Material Relationships with the Selling Stockholders

Employment Agreements

Shah Offer Letter and Compensation

Scilex entered into an offer letter with Mr. Shah (the “Shah Offer Letter”) dated April 19, 2019, pursuant to which Mr. Shah serves as the Chief Executive Officer of Scilex Pharma. Under the Shah Offer Letter, Mr. Shah’s annual base salary was initially set at $407,925, which was increased to $579,280 in 2020 and to $792,000 on November 11, 2022 (but became effective as of March 17, 2022). Mr. Shah’s employment with Scilex is at-will, and either Scilex or Mr. Shah may terminate the terms and conditions of the employment relationship at any time, with or without cause and with or without notice.

On June 6, 2019, Scilex issued to Mr. Shah an option to purchase 8,126,836 shares of Scilex Common Stock, with an exercise price equal to $1.73 per share, whereby 25% of the shares vested on March 18, 2020, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Plan) on each such vesting date, inclusive. On December 21, 2020, Scilex issued to Mr. Shah an additional option to purchase 1,626,497 shares of Scilex Common Stock, with an exercise price equal to $1.73 per share, whereby 25% of the shares vested on December 21, 2021, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Plan) on each such vesting date, inclusive. The foregoing number of shares and exercise prices for Mr. Shah’s options reflect the application of the Exchange Ratio in the Business Combination. Each of the foregoing options also vest in full if there is a Change in Control (as defined in the 2019 Plan) and Mr. Shah’s continuous service terminates due to an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months after the effective time of such Change in Control.

Ji Compensation

Scilex has not entered into an offer letter or employment agreement in connection with Dr. Ji’s service as our Executive Chairperson. On November 11, 2022, our compensation committee approved Dr. Ji’s annual base salary of $792,000 and bonus of $554,400, effective as of March 17, 2022.

On September 20, 2019, Scilex issued to Dr. Ji, in connection with his service as a director, an option to purchase 2,031,708 shares of Scilex Common Stock, with an exercise price equal to $1.73 per share, whereby 25% of the shares vested on March 18, 2020, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Dr. Ji providing continuous service (as defined in the 2019 Plan) on each such vesting date, inclusive. The foregoing number of shares and exercise price for Dr. Ji’s option reflects the application of the Exchange Ratio in the Business Combination. Each of the foregoing options also vest in full if there is a Change in Control (as defined in the 2019 Plan) and Dr. Ji’s continuous service terminates due to an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months after the effective time of such Change in Control.

Czerepak Offer Letter and Compensation

Scilex entered into an offer letter with Ms. Czerepak (the “Czerepak Offer Letter”) dated April 27, 2022, pursuant to which Ms. Czerepak serves as our Executive Vice President, Chief Business Officer, and Chief Financial Officer. Under the Czerepak Offer Letter, Ms. Czerepak’s annual base salary is $300,000 and she was awarded a $50,000 signing bonus. Following the closing of the Business Combination and Scilex’s filing of a Registration Statement on Form S-8, subject to the Board’s approval, Scilex shall grant Ms. Czerepak an incentive stock option to purchase 350,000 shares of Scilex Common Stock, which shall vest over a four year period, whereby 1/4th of the shares subject to the option shall vest on the date that is one year after the vesting commencement date and an additional 1/48th of the shares subject to the option shall vest on the same date of each month thereafter, subject to Ms. Czerepak providing continuous service (as defined in the equity incentive plan pursuant to which the option will be granted) on each such vesting date, inclusive. In addition, all of the shares subject to the option will vest upon the occurrence of a change in control (as defined in the Equity Incentive Plan) that occurs prior to the termination of her continuous service. Ms. Czerepak’s employment with Scilex is at-will, and either Scilex or Ms. Czerepak may terminate the terms and conditions of the employment relationship at any time, with or without cause and with or without notice. However, if Scilex terminates Ms. Czerepak’s employment other than for cause or Ms. Czerepak resigns from her employment with Scilex for good reason (each, as defined in the Czerepak Offer Letter), subject to Ms. Czerepak’s execution and delivery of a release of claims in a form prescribed by Scilex, and so long as Ms. Czerepak has not been offered a full-time position at Sorrento with a base salary and annual bonus potential of not less than the combined base salary and target bonus she received from both Scilex and Sorrento, if any, as of immediately prior to the termination of her employment, Scilex will continue to pay Ms. Czerepak her base salary for a period of twelve months.

On October 14, 2019, Scilex issued to Ms. Czerepak, in connection with her service as a director, an option to purchase 404,098 shares of Scilex Common Stock, with an exercise price equal to $1.73 per share, whereby 1/48th of the shares vested on October 23, 2019, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Ms. Czerepak providing continuous service (as defined in the 2019 Plan) on each such vesting date, inclusive. The foregoing number of shares and exercise price for Ms. Czerepak’s option reflects the application of the Exchange Ratio in the Business Combination. Each of the foregoing options also vest in full if there is a Change in Control (as defined in the 2019 Plan) and Ms. Czerepak’s continuous service terminates due to an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months after the effective time of such Change in Control.

Non-Employee Director Compensation Policy

Our Board has determined the following compensation for our non-employee directors:

Annual Cash Compensation	Amount
Board of Directors (including Chairperson)	$82,500
Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	$37,500
Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	$15,000

Equity Compensation	Amount
Initial Stock Options	250,000
Annual Stock Options	100,000

All annual cash compensation amounts for our non-employee directors are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The equity compensation paid to our non-employee directors will vest monthly over a period of 48 months from the date of grant with respect to the initial stock option grants and over a period of 12 months from the date of grant with respect to the annual stock option grants, in each case, subject to continued service through each vesting date. Additionally, we will reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

2023 Equity Grants for Directors and Executive Officers

On or about January 17, 2023, following the filing and effectiveness of a registration statement on Form S-8 with respect to our 2022 Equity Incentive Plan, our directors and executive officers are expected to receive the following grants of stock option awards, which will vest in 48 equal monthly installments following the grant date thereof.

Name and Position at New Scilex	Number of Shares Subject to Anticipated Awards(1)
Jaisim Shah, Chief Executive Officer, President and Director	1,700,000
Henry Ji, Ph.D., Executive Chairperson and Director	9,000,000
Elizabeth Czerepak, Executive Vice President, Chief Business Officer, Chief Financial Officer and Secretary	350,000
Dorman Followwill, Director	250,000
Laura J. Hamill, Director	250,000
Tien-Li Lee, M.D., Director	250,000
David Lemus, Director	250,000
Tommy Thompson, Director	250,000

(1)

The grants are subject to, among other things, approval by our Board following the effectiveness of a Registration Statement on Form S-8 expected to be filed by Scilex with respect to the 2022 Equity Incentive Plan and the continued service of the individuals.  As such grants are subject to the approval of our Board, the actual awards may differ.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board, in addition to the indemnification provided for in our Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on November 10, 2022 and our Bylaws effective as of November 10, 2022. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of our company, arising out of the person’s services as a director or executive officer of ours.

PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock previously issued to the Selling Stockholders and shares of our Common Stock issuable to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•

through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	in settlement of short sales entered into after the effective date of the registration statement of which this Reoffer Prospectus is a part;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	directly to one or more purchasers;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this Reoffer Prospectus is a part by delivering this Reoffer Prospectus. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved; it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this Reoffer Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this Reoffer Prospectus or any amendment to this Reoffer Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Reoffer Prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Reoffer Prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this Reoffer Prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will incur costs, fees and expenses in effecting the registration of the Resale Shares covered by this Reoffer Prospectus, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent registered public accounting firm and reasonable fees; provided, however, that a Selling Stockholder will pay all underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering), selling commissions or transfer taxes, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act. We may be indemnified by certain of the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this Reoffer Prospectus.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Lock-Up Restrictions

Subject to certain exceptions, all 12,616,809 shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this Reoffer Prospectus are subject to the lock-up restrictions contained in the form of option agreement for each of the 2017 Plan and 2019 Plan.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of Common Stock offered by this Reoffer Prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements of Vickers Vantage Corp. I as of December 31, 2021 and 2020, for the year then ended December 31, 2021, and for the period from February 21, 2020 (inception) through December 31, 2020, and for the period from January 1, 2021 through December 31, 2021, incorporated by reference herein have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which includes explanatory paragraphs relating to the correction of certain misstatements related to the January 11, 2021 financial statement and Vickers Vantage Corp. I’s ability to continue as a going concern), are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Scilex Holding Company at December 31, 2021 and 2020, and for the years then ended, appearing in its prospectus dated December 27, 2022 filed with the SEC on December 27, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-268603), relating to the Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on November 30, 2022 (as amended on December 20, 2022), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Scilex Holding Company for the period ended December 31, 2019, incorporated by reference herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 16, 2022, for the fiscal quarter ended June 30, 2022 filed with the SEC on August 12, 2022 and for the fiscal quarter ended September 30, 2022 filed with the SEC on November 4, 2022;

(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on January  7, 2022, March  21, 2022, April  11, 2022 (and the subsequent amendment thereto filed on Form  8-K/A on April 11, 2022), May  23, 2022, July  5, 2022, September  14, 2022, October  18, 2022, October  31, 2022, November  9, 2022, November  17, 2022, November  18, 2022, January  9, 2023, and January 17, 2023;

(d)

The Registrant’s prospectus dated December  27, 2022, filed with the SEC on December 27, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-268603), relating to the Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on November 30, 2022 (as amended on December 20, 2022), including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such prospectus; and

(e)

The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-1 (File No. 333-268603), filed with the SEC on November 30, 2022 (as amended on December 20, 2022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attn: Chief Executive Officer & President

ITEM 3.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 4.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 5.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit, or, with respect to any officer, any action by or in the right of the corporation. The Registrant’s restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Registrant’s directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. The Registrant also maintains directors’ and officers’ liability insurance.

ITEM 6.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 7.	EXHIBITS.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Vickers Vantage Corp, I.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Scilex Holding Company.

23.3*	Consent of Deloitte & Touche LLP, former independent registered public accounting firm of Scilex Holding Company.

23.4*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

99.1	Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed by the Registrant on June 27, 2022).

99.2	Form of Option Agreement and Stock Option Grant Notice under the Scilex Pharmaceuticals Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4/A filed by the Registrant on June 27, 2022).

99.3	Scilex Holding Company 2019 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A filed by the Registrant on June 27, 2022).

99.4	Form of Option Agreement and Stock Option Grant Notice under the Scilex Holding Company 2019 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A filed by the Registrant on June 27, 2022).

107*	Filing Fee Table

*	Filed herewith.

ITEM 8.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Palo Alto, State of California, on January 17, 2023.

Scilex Holding Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jaisim Shah and Elizabeth Czerepak, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaisim Shah Jaisim Shah	Chief Executive Officer, President and Director (Principal Executive Officer)	January 17, 2023

/s/ Elizabeth A. Czerepak Elizabeth A. Czerepak	Executive Vice President, Chief Financial Officer, Chief Business Officer and Secretary (Principal Accounting and Financial Officer)	January 17, 2023

/s/ Henry Ji, Ph.D. Henry Ji, Ph.D.	Executive Chairperson and Director	January 17, 2023

/s/ Dorman Followwill Dorman Followwill	Director	January 17, 2023

/s/ Laura J. Hamill Laura J. Hamill	Director	January 17, 2023

/s/ Tien-Li Lee, M.D. Tien-Li Lee, M.D.	Director	January 17, 2023

/s/ David Lemus David Lemus	Director	January 17, 2023

/s/ Tommy Thompson Tommy Thompson	Director	January 17, 2023